Exhibit 99.1

Hyperfine Reports Preliminary Unaudited 2021 Revenue and Swoop® System Installations

GUILFORD, Connecticut, January 10, 2022 (GLOBE NEWSWIRE) – Hyperfine (Nasdaq: HYPR), the groundbreaking medical device company that created Swoop®, the world's first FDA-cleared portable MRI system™, today announced preliminary unaudited revenue for the fourth quarter and full year ended December 31, 2021.

Preliminary unaudited total revenue for the fourth quarter 2021 is expected to be approximately $0.362 to $0.437 million. Preliminary unaudited total revenue for the full year 2021 is expected to be approximately $1.42 to $1.50 million. Additionally, the company realized a total of $0.81 million in grant funding for the fourth quarter of 2021 and a total of $1.45 million in grant funding for the full year 2021 as part of grant fulfillment for Swoop installations.

The Swoop total installed base consists of three components, discussed in further detail below: Commercial system installations (which make up total revenue), grant fulfillment installations, and research unit installations. The Swoop total installed base (or total installed units) is the number of Swoop devices deployed to hospitals, other healthcare providers, and research institutions. Hyperfine views the total installed base as a key metric of the growth of its business and is measured from period over period. Presented below is a breakout of total Swoop systems installed during 2020 and 2021:

TOTAL INSTALLED UNITS

	2020	2021
		Q1	Q2	Q3	Q4	TOTAL
Commercial Systems Installations	4	5	7	4	7	27
Grant Fulfillment Installations	0	2	2	4	10	18
	4	7	9	8	17	45
Research Units	15	2	2	3	3	25
Total Installed Units	19	9	11	11	20	70

•	Commercial system installations reflect device sales and subscription services through commercial agreements (commercial sales) or through research transfer agreements (RTA sales). Commercial sales are made to hospitals and other healthcare providers as direct sales of devices and software subscription services or through subscriptions for the use of the device and software. RTA sales represent the sale of Swoop units for research use purposes. Hyperfine’s revenue for the years ended December 31, 2021, and 2020 is derived from commercial sales and RTA sales.

•	Grant fulfillment installations consist of shipments of Swoop units to hospitals and other clinical facilities designated by the Bill & Melinda Gates Foundation (BMGF). The corresponding funding for these installations from BMGF is recorded as a reduction in the research and development expenses when realized during the period.

•	Research units represent installed units, at no cost to the institutions, to expand clinical use cases. The installation of research units is recorded as a fixed asset with the related depreciation recorded as R&D expense over the life of the research unit.

“2021 was a transformational year for Hyperfine and a year of significant achievements in driving our clinical and value proposition forward while establishing strong early commercial traction,” said Dave Scott, president and chief executive officer. “We are pleased to have installed over 50 Swoop devices in 2021, our first full year of commercialization, against the challenges posed by a global pandemic. We see a substantial opportunity and strong growth trajectory ahead as we expand our sales force, build relationships with new partners and medical centers, and invest substantially in further applications of low-field, portable MRI to increase our impact for patients in need of medical imaging around the world. This is just the first step in our journey to democratize imaging, sensing, and ultimately guided intervention, and I am incredibly optimistic about our future.”

About Hyperfine

Hyperfine, Inc. is the groundbreaking medical device company that created Swoop®, the world’s first FDA-cleared portable MRI system. Hyperfine designed Swoop to enable rapid diagnoses and treatment for every patient regardless of income, resources, or location, pushing the boundaries of conventional imaging technology and expanding patient access to life-saving care. The Swoop Portable MR Imaging System™ produces high-quality images at a lower magnetic field strength, allowing clinicians to quickly scan, diagnose, and treat patients in various clinical settings. Swoop can be wheeled directly to the patient’s bedside, plugged into a standard electrical wall outlet, and controlled by an iPad®. Designed as a complementary system to conventional MRIs at a fraction of the cost, Swoop captures images in minutes, providing critical decision-making capabilities in emergency departments, operating rooms outside the sterile field, and intensive care units, among others.

Preliminary Financial Information

The preliminary financial information included in this press release is unaudited and is subject to completion of Hyperfine’s quarter and year-end closing procedures and further financial review. In certain cases, Hyperfine has provided expected ranges, rather than specific amounts, because these results are preliminary and subject to change. Actual results may differ from these estimates as a result of the completion of our quarter and year-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (GAAP), and they should not be viewed as indicative of our results for any future period. Hyperfine’s independent registered public accountants have not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, do not express an opinion or any other form of assurance with respect to these preliminary estimates.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Hyperfine’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about Hyperfine’s financial and operating results, the benefits of Hyperfine’s products and services, and Hyperfine’s future performance and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of Hyperfine’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the completion and audit of Hyperfine’s financial statements for the year ended December 31, 2021; the success, cost and timing of Hyperfine product development and commercialization activities, including the degree that Swoop is accepted and used by healthcare professionals; the impact of COVID-19 on Hyperfine’s business; the inability to maintain the listing of Hyperfine’s Class A common stock on the Nasdaq following the recently completed business combination; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and Hyperfine’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of Hyperfine to raise financing in the future; the inability of Hyperfine to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of Hyperfine to identify, in-license or acquire additional technology; the inability of Hyperfine to maintain its existing or future license, manufacturing, supply and distribution agreements; the inability of Hyperfine to compete with other companies currently marketing or engaged in the development of products and services that Hyperfine is currently marketing or developing; the size and growth potential of the markets for Hyperfine’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Hyperfine’s products and services and reimbursement for medical procedures conducted using Hyperfine’s products and services; Hyperfine’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; Hyperfine’s financial performance; and other risks and uncertainties indicated from time to time in Hyperfine’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. Hyperfine cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Hyperfine does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Hyperfine Contact

Emily Barnes
APCO Worldwide
ebarnes@apcoworldwide.com

Investor Contact

Marissa Bych
Gilmartin Group LLC
investors@hyperfine.io